SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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American Capital Agency Corp.
(Name of Registrant as Specified in its Charter)
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American Capital Agency Corp. Two Bethesda Metro Center, 14th Floor Bethesda, MD 20814 (301) 968-9300 (301) 968-9301 Fax www.AGNC.com
May 31, 2013

Dear Stockholder:

American Capital Agency Corp. (the “Company”) reconvened its annual meeting of stockholders (the “Annual Meeting”) on May 30, 2013, at which time holders of the Company's common stock voted to further adjourn the Annual Meeting with respect to a proposal to amend the Company's certificate of incorporation to increase the number of authorized shares of preferred stock from 10,000,000 to 20,000,000 shares, in order to allow stockholders additional time to vote on the proposal. The proposal is described in detail (as Proposal 2) in the Company's definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on March 20, 2013.

The adjournment will be until 9:00 a.m., Eastern Time, on Friday, June 28, 2013, at the Company's offices at 2 Bethesda Metro Center, 12th Floor, Bethesda, MD 20814. At that meeting, a vote on the proposed amendment to the Company's certificate of incorporation will take place.

The proposal requires the affirmative vote of the holders of a majority of all shares of the Company's common stock outstanding to pass. In addition, the proposal is considered “non-routine” and as such, brokers do not have discretionary authority to vote on it if you hold your shares of common stock in street name and do not provide voting instructions to your broker.

Our records indicate that we have not yet received your vote. Please help us avoid the costs of further adjournments, phone calls and mailings by promptly voting your shares of common stock on the proposed amendment to the Company's certificate of incorporation. Your vote is important, regardless of the number of shares of common stock that you own. For your convenience, we have enclosed a voting instruction form or proxy card that you may use to vote your shares of common stock on the proposed amendment to the Company's certificate of incorporation (identified as Proposal 2 in the enclosed voting instruction form or proxy card). To vote by mail, please complete, sign and date the voting instruction form or proxy card and mail it in the enclosed pre-addressed envelope.  You may also vote via telephone or the internet as instructed in the voting instruction form or proxy card.

If you have any questions or need any assistance voting your shares, please call Georgeson Inc., the Company's proxy solicitor, toll-free at 1-800-676-0194.

Sincerely Yours,

Samuel A. Flax
Executive Vice President and Secretary